Exhibit 10.39

May 6, 2011

CONFIDENTIAL

Jeffrey Banker

55 William Street

Needham, MA 02494

Re:	Separation Agreement

Dear Jeff:

This letter agreement (“Separation Agreement”) is intended to confirm our mutual understanding regarding the termination of your employment relationship with Interactive Data Corporation (“IDCO”) and its affiliates (collectively, the “Company”).

1. Termination. Your employment with the Company will terminate on May 6, 2011 (the “Termination Date”).

2. Payments and Benefits. Subject to paragraph 6 below and pursuant to the Company’s Severance Plan for U.S. Employees, as amended and restated as of July 27, 2010 (the “Severance Plan”) you will be entitled to receive only the payments and benefits (in each case subject to applicable tax withholding) set forth below following your termination of employment on the Termination Date:

(a) Severance.

(i) $459,225.00, representing 78 Weeks of Salary;

(ii) $162,259.50, representing your 2011 Target Bonus Amount

And

(iii) 78 weeks of continued medical and dental benefits, should you so elect, provided at subsidized COBRA rates in accordance with the Severance Plan.

(b) Accrued Obligations. You will be paid any unpaid base salary for employment through the Termination Date, any accrued and unused paid time off, and any vested benefits under and pursuant to the terms of any Interactive Data benefit plan.

3. Cessation of all other Compensation and Benefits. From and after the Termination Date, you will not receive compensation, payments or benefits of any kind from the Company other than those set forth in paragraph 2 above, and you expressly acknowledge and agree that, except with respect to the payments and benefits specifically set forth in this Separation Agreement, you are not entitled to any compensation, payment or benefit whatsoever.

4. Return of Property. You agree that you will have returned to IDCO any and all original and duplicate copies of all files, calendars, books, records, notes, manuals, computer disks, diskettes and any other magnetic or other media material that you have in your possession or under your control belonging to the Company, or containing confidential or proprietary information concerning the Company or their clients or operations. You agree that you will have also returned to the Company any Company equipment, identification, keys, and card keys and any other property of the Company.

5. Confidentiality. You agree to maintain at all times the confidentiality of, and refrain from disclosing, making public, or discussing in any way (i) the existence, or terms and conditions, of this Separation Agreement (except that you may discuss this Separation Agreement with your immediate family members and professional financial, legal and tax advisors, provided they have been informed of its confidential nature), and (ii) any other confidential information relating to the Company.

6. Waiver and Release. In order to be entitled to the severance payments and benefits set forth in paragraph 2(a) above, you must (i) sign, date and deliver to Interactive Data no later than 21 days after the date of this letter, the attached Waiver and Release, and not subsequently revoke such Waiver and Release, and (ii) comply and continue to comply with the provisions of this Separation Agreement. Provided you have executed and returned this letter and the attached Waiver and Release and you have not in fact revoked the Waiver and Release, the severance payments and benefits set forth in paragraph 2(a) above will be made to you on or before June 15, 2011. Once these severance payments and benefits are made or commence, they will continue (and may be retained) only if you comply with condition (ii) above.

7. Acknowledgments. You hereby acknowledge that:

(a) The Company advises you to consult with an attorney before signing this Separation Agreement and the attached Waiver and Release;

(b) You have obtained independent legal advice from an attorney of your own choice with respect to this Separation Agreement and attached Waiver and Release, or you have knowingly and voluntarily chosen not to do so;

(c) You freely, voluntarily and knowingly entered into this Separation Agreement and attached Waiver and Release after due consideration;

(d) You acknowledge that you have been afforded a reasonable period of at least 21 days in which to consider this Separation Agreement and attached Waiver and Release;

(e) You have a right to revoke your execution of the attached Waiver and Release and forego the payments and benefits set forth in paragraph 2(a) above within 7 days of your execution of the Waiver and Release as provided therein;

(f) In exchange for your waivers, releases and commitments set forth herein and the attached Waiver and Release, including your waiver and release of all claims arising under the Federal Age Discrimination in Employment Act of 1967, as amended and the applicable rules and regulations promulgated thereunder, the payments, benefits and other considerations that you are receiving pursuant to paragraph 2(a) above, exceed any payment, benefit or other thing of value to which you would otherwise be entitled, and are just and sufficient consideration for the waivers, releases and commitments set forth herein and the attached Waiver and Release; and

(g) No promise or inducement has been offered to you, except as expressly set forth herein, and you are not relying upon any such promise or inducement in entering into this Separation Agreement or attached Waiver and Release.

8. Miscellaneous: Choice of Law. This Separation Agreement may be executed in several counterparts, each or which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Separation Agreement and your covenants and agreements set forth in the Employment Agreement executed by you on November 18, 2002 constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Separation Agreement cannot be modified, altered or amended except by a writing signed by each party. No waiver by either party of any provision or condition of this Separation Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any provision or condition at the same or any prior or subsequent time. This Separation Agreement and attached Waiver and Release shall be governed by and construed in accordance with the domestic laws of Massachusetts without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Massachusetts.

9. Notices. Signed and dated copies of this Separation Agreement, the Waiver and Release, or any revocation of the Waiver and Release should be sent by mail, courier, or facsimile to:

Karen Kew

HR Manager

Interactive Data Corporation

32 Crosby Drive

Bedford MA, 01730

Fax: 781 687 8032

[Signature Page Follows.]

Please indicate your acceptance to the terms of this Separation Agreement by returning a signed and dated copy no later than 21 days after the date of this letter.

Sincerely,

Interactive Data Corporation

By:

ACCEPTED AND AGREED

Jeffrey Banker

Date:

WAIVER AND RELEASE

I, Jeffrey Banker, in exchange for good and valuable consideration as set forth more fully in the letter agreement between me and Interactive Data Corporation (the “Company”) dated May 6, 2011 (the “Separation Agreement”), the receipt and adequacy of which is hereby acknowledged, for myself and on behalf of my successors, representatives, agents, assigns, executors, administrators and heirs (collectively, the “Releasors”), hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries, successors, affiliates and assigns (referred to herein collectively as the “Group”), and the present and former directors, officers, employees, agents, shareholders and insurers of any of them (such persons, together with each member of the Group, referred to herein collectively as the “Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damage, demands, accountings or liabilities of whatever kind and character (collectively, “Claims”) any of the Releasors ever had, now has, or hereafter may have, for any reason whatsoever, whether or not I am presently aware of those rights, (i) arising out of or in any way connected with or relating to my employment with, and service to, the Group or the termination of my employment or services; or (ii) arising out of or in any way connected with or relating to any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof, including, without limitation, Claims under any federal, state, local or foreign law; breach of contract; fraud or misrepresentation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; or unlawful employment practices. This includes, without limitation, a release to the fullest extent permitted by law of all rights and claims arising on or before the date I sign this Waiver and Release, involving employment discrimination, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA), Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, including all amendments thereto, as well as any other applicable federal, state, local or other law, statute or regulation, provided, however, that nothing in this Waiver and Release shall affect, and this Waiver and Release expressly excludes, any Claim relating to my rights to accrued and unpaid base salary and accrued and vested benefits expressly payable under the terms of any employee benefit plan.

In further consideration of the payments and benefits provided to me under the Separation Agreement, the Releasors hereby also unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date I sign this Waiver and Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Waiver and Release, I hereby acknowledge and confirm the following: (i) I am advised by the Group in connection with my termination to consult with an attorney of my choice prior to signing this Waiver and Release and to have such attorney explain to me the terms of this Waiver and Release, including, without limitation, the terms relating to my release of claims arising under ADEA; (ii) I have been given a period of not fewer than Fourteen days (14) to consider the terms of this Waiver and Release and to consult with an attorney of my choosing with respect thereto; (iii) I am providing the release and discharge set forth in this paragraph only in exchange for consideration in addition to anything of value to which I am already entitled; and (iv) I knowingly and voluntarily accept the terms of this Waiver and Release.

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Nothing in this Waiver and Release shall prohibit or restrict the Releasors, the Company, or the Company’s attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Waiver and Release or as required by law or legal process; or (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, including, but not limited to, filing a charge with the Equal Employment Opportunity Commission (“EEOC”) and/or pursuant to the Sarbanes-Oxley Act; provided that, to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, the disclosing party gives prompt written notice to the other party so as to permit such other party to protect such party’s interests in confidentiality to the fullest extent possible. I acknowledge and agree, however, that pursuant to this Waiver and Release, the Releasors are waiving any right to recover monetary damages or any other form of personal relief in connection with any such charge, action, investigation or proceeding. To the extent the Releasors receive any personal or monetary relief in connection with any such charge, action, investigation or proceeding, the Company will be entitled to an offset for the payments made pursuant to the Separation Agreement.

By signing this Waiver and Release I acknowledge that I have read this Waiver and Release carefully and understand all of its terms. Further, I acknowledge that I am entering into this Waiver and Release voluntarily and of my own free will. In signing this Waiver and Release, I acknowledge that I have not relied on any statements or explanations made by anyone associated with or employed by the Group.

I UNDERSTAND THAT I HAVE FOURTEEN (14) DAYS FROM MY TERMINATION DATE TO CONSIDER WHETHER TO SIGN THIS WAIVER AND RELEASE. I WILL HAVE SEVEN (7) DAYS AFTER SIGNING THIS WAIVER AND RELEASE (“REVOCATION PERIOD”) TO REVOKE THIS WAIVER AND RELEASE AND MY OBLIGATIONS UNDER IT. THE COMPANY’S OBLIGATIONS TO PROVIDE SEVERANCE BENEFITS WILL NOT BECOME EFFECTIVE UNTIL AFTER THE REVOCATION PERIOD HAS EXPIRED. MY REVOCATION WILL NOT BE EFFECTIVE UNLESS IT IS IN WRITING AND SIGNED BY ME AND RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE REVOCATION PERIOD. THE REVOCATION PERIOD COMMENCES IMMEDIATELY FOLLOWING THE DATE I SIGN AND DELIVER THIS WAIVER AND RELEASE. THE REVOCATION PERIOD WILL EXPIRE AT 5:00 P.M. EASTERN STANDARD TIME ON THE LAST DAY OF THE REVOCATION PERIOD; PROVIDED, HOWEVER, THAT IF THE SEVENTH DAY IS A NON-BUSINESS DAY, THE REVOCATION PERIOD SHALL EXTEND TO 5:00 P.M. ON THE NEXT SUCCEEDING BUSINESS DAY.

I UNDERSTAND THAT BECAUSE THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL DOCUMENT AND AFFECTS MY LEGAL RIGHTS, THE COMPANY ADVISES ME TO CONSULT AN ATTORNEY BEFORE SIGNING THIS WAIVER AND RELEASE.

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I ACKNOWLEDGE THAT I HAVE READ THIS WAIVER AND RELEASE AND THAT I FULLY KNOW, UNDERSTAND AND APPRECIATE ITS CONTENTS, AND THAT I HEREBY EXECUTE THE SAME AND MAKE THIS WAIVER AND RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF MY OWN WILL.

AGREED AND ACCEPTED BY:

Signature:

Dated:

Typed or printed name: JEFFREY BANKER

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